SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 17, 1997

                             AVIATION SALES COMPANY
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE                            1-11775                      65-0665658
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(STATE OR OTHER JURISDICTION      (COMMISSION                 (IRS EMPLOYER
OF INCORPORATION)                 FILE NUMBER)              IDENTIFICATION NO.)

            6905 NW 25TH STREET, MIAMI, FL                         33122
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (305) 592-4055

                                       N/A
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          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 17, 1997, Aviation Sales Company, a Delaware corporation (the "Company") closed its previously announced acquisition of substantially all of the assets of Kratz-Wilde Machine Company, a Kentucky corporation ("Kratz-Wilde") pursuant to an asset purchase agreement with Kratz-Wilde. Kratz-Wilde specializes in the manufacture of machined components primarily for jet engines, and also produces some automotive and faucet components (the "Business").

         At the closing, the Company paid to Kratz-Wilde an aggregate $40,000,000 in cash, and delivered a promissory note in the original principal amount of $2,500,000 and assumed certain liabilities of Kratz-Wilde in the approximate amount of $2.5 million. The acquisition was financed from the Company's bank lines of credit. The purchase price was determined in arms-length negotiations between the Company and Kratz-Wilde.

         The assets acquired pursuant to the asset purchase agreement included, among other things: all right, title and interest of Kratz-Wilde in and to (i) real property and all plants, buildings and improvements owned, leased or used by Kratz-Wilde, (ii) fixed assets owned, leased or otherwise used by Kratz-Wilde, including equipment, (iii) inventory and (iv) contracts, agreements, leases of personal property. For the foreseeable future, the Company intends to utilize such assets in connection with the operations of the Business.

         In addition, Mr. Jerry Bach signed an employment agreement for an initial term expiring on December 31, 1999 to serve as President of the Company's subsidiary that acquired the assets of Kratz-Wilde.

         The foregoing is a summary of certain information contained in the asset purchase agreement referenced herein. Reference is made to the more detailed information contained in such agreement, which is attached hereto as an exhibit.

ITEM 5.  OTHER EVENTS

         On October 17, 1997, the Company amended its bank lending agreement pursuant to the terms of a Third Amended and Restated Credit Agreement (the "Third Amended Credit Agreement"). Pursuant to the Third Amended Credit Agreement, the Company has obtained a credit facility consisting of (a) a term loan facility (the "Third Amended Term Loan") in a principal amount of $18.57 million, and (b) a $131.43 million revolving loan, letter of credit and acquisition loan facility, subject to an availability calculation based on the eligible borrowing base (the "Third Amended Revolving Credit Facility"). The eligible borrowing base includes certain receivables and inventories of the Company. The letter of credit portion of the Third Amended Revolving Credit Facility is subject to a $15 million sublimit and the acquisition loan portion of the Third Amended Revolving Credit Facility is subject to a $40.0 million sublimit, with the imposition of certain borrowing criteria based on the satisfaction of certain debt ratios. The interest rate on the Third Amended Credit Facility is, at the option of the Company, (a) prime plus a margin, or
(b) LIBOR plus a margin, where the margin determination is made based upon the Company's financial performance over the 12 month period (ranging from 0.0% to 1.25% in the event prime is utilized, or 1.50% to 2.75% in the event LIBOR is utilized). At October 17, 1997, the margin was .25% for prime rate loans and 1.75% for LIBOR rate loans.

         The Third Amended Term Loan, as well as any portion of the revolving credit facility utilized to make acquisitions, amortizes in equal quarterly installments and terminates on July 31, 2002. Interim payments under the Third Amended Revolving Credit Facility will be made from daily collections of the Company's accounts receivable. The Third Amended Revolving Credit Facility will terminate on July 31, 2002. The Third Amended Credit Facility contains financial and other covenants and mandatory prepayment events, as defined. At October 17, 1997, the Company was in compliance with all covenants of the Third Amended Credit Facility. The Third Amended Credit Facility is secured by a lien on substantially all of the assets of the Company. At October 17, 1997, the outstanding balances under the Third Amended Term Loan and Third Amended Revolving Credit Facility were $58,571,000 (including $40.0 million borrowed under the acquisition subfacility) and $70,650,000, respectively.

         The foregoing is a summary of certain information contained in the credit agreement referenced herein. Reference is made to the more detailed informaton contained in such agreement, which is attached hereto as an exhibit.


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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (A)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.
                  Financial statements of business acquired shall be provided pursuant to an amendment to this Form 8-K

         (B)      PRO FORMA FINANCIAL INFORMATION.
                  Pro Forma financial information shall be provided pursuant to an amendment to this Form 8-K

         (C)      EXHIBITS.



     EXHIBIT NO.                        DESCRIPTION
     -----------                        -----------

         2.1 Asset Purchase Agreement by and between Aviation Sales Company and Kratz-Wilde Machine Company

        10.1 Third Amended and Restated Credit Agreement dated as of October 17, 1997, among Aviation Sales Operating Company, Aerocell, AVS/Kratz-Wilde Machine Company, the Company, the Lenders and Citicorp USA, Inc., as agent.







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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 1997                         AVIATION SALES COMPANY

                                      By:/s/ JOSEPH E. CIVILETTO
                                         -------------------------------------
                                         Joseph E. Civiletto
                                         Vice President and
                                         Chief Financial Officer
                                         (Authorized Officer)






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                                 EXHIBIT INDEX


EXHIBIT             DESCRIPTION
-------             -----------


 2.1 Asset Purchase Agreement by and between Aviation Sales Company and Kratz-Wilde Machine Company

10.1 Third Amended and Restated Credit Agreement dated as of October 17, 1997, among Aviation Sales Operating Company, Aerocell, AVS/Kratz-Wilde Machine Company, the Company, the Lenders and Citicorp USA, Inc., as agent.